UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2015

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On October 8, 2015, Ruby Tuesday, Inc., a Georgia corporation, (the “Company”), issued a press release announcing the Company’s financial results for the fiscal quarter ended September 1, 2015.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s Annual Meeting was held on October 7, 2015 in Maryville, Tennessee. The following nominees were elected as directors by the votes indicated:

Name	For	Against	Abstain	Broker Non-Votes
F. Lane Cardwell, Jr.	50,024,743	1,834,490	51,891	6,598,840
Kevin T. Clayton	49,958,837	1,894,782	57,496	6,598,840
Jeffrey J. O’Neill	50,591,414	1,298,235	21,466	6,598,840

The following proposals were also adopted at the Annual Meeting by the votes indicated:

Approved an advisory vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
49,221,385	2,423,608	266,122	6,598,840

Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016:

For	Against	Abstain	Broker Non-Votes
58,073,356	393,642	42,957	0

Approved an amended and restated Ruby Tuesday, Inc. Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
48,572,976	3,283,507	54,632	6,598,840

Approved the Ruby Tuesday, Inc. 2015 Executive Incentive Compensation Plan:

For	Against	Abstain	Broker Non-Votes
51,029,157	849,932	32,026	6,598,840

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated October 8, 2015 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Jill M. Golder
Jill M. Golder
Executive Vice President and
Chief Financial Officer
Date: October 8, 2015